UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2017 Spirit Realty Capital, Inc. (the “Company” or “Spirit”) announced the entry into an employment agreement (the “Employment Agreement”) with the Chief Executive Officer and President of the Company, Jackson Hsieh, on the terms summarized below. The Employment Agreement amends and restates the employment agreement between the Company and Mr. Hsieh that became effective in connection with hiring Mr. Hsieh in September 2016 as the Company’s President and Chief Operating Officer.

Employment Agreement

Mr. Hsieh’s Employment Agreement provides for an initial term commencing on July 25, 2017 and ending on May 7, 2020 (the third anniversary of his promotion to Chief Executive Officer), with automatic one-year renewal periods absent prior written notice of non-renewal by either party.

During the employment term, Mr. Hsieh will receive a base salary at an annual rate of not less than $875,000 (“Base Salary”). Mr. Hsieh is eligible to receive an annual discretionary incentive payment under the Company’s annual bonus plan as may be in effect from time to time, based on a target bonus opportunity equal to 175% of his Base Salary and a maximum bonus opportunity of 350% of his Base Salary, upon the attainment of one or more pre-established performance goals established by the Company’s Board of Directors (the “Board”) (or a committee thereof) in its sole discretion. It is expected that the performance criteria will be based on both financial and non-financial goals established during the Company’s annual budgeting process, subject to adjustment.

Mr. Hsieh also will be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company. It is expected that, beginning in 2018, the target value of Mr. Hsieh’s annual long-term incentive awards will be 550% of his Base Salary. In addition, in recognition of Mr. Hsieh’s appointment as Chief Executive Officer, (i) Spirit granted to Mr. Hsieh an award of 500,000 shares of restricted stock (the “Restricted Stock Award”) and (ii) Spirit agreed to grant Mr. Hsieh a performance share award covering an aggregate target number of 500,000 performance shares (the “Performance Share Award”), of which 297,234 target shares were granted in connection with entering into the Employment Agreement and 202,766 target shares will be granted on January 1, 2018 subject to his continued employment through such date. Subject to Mr. Hsieh’s continued employment with the Company through each applicable vesting date, one-third of the Restricted Stock Award will vest on each of May 7, 2018, May 7, 2019 and May 7, 2020 and the Performance Share Award will vest on a one-time cliff on May 7, 2020 based on the achievement of applicable performance goals over a three-year performance period ending on that day.

The Company will also pay to Mr. Hsieh $90,000, equal to the dividends which would have been due for the second quarter of 2017 with respect to the Restricted Stock Award, if it had been granted on May 7, 2017.

During Mr. Hsieh’s employment term, he will be entitled to certain employee benefits of the Company including but not limited to, any employee benefit plan that the Company has adopted or may adopt, four weeks of paid vacation per calendar year and reimbursement of business and travel expenses pursuant to the Company’s expense reimbursement policy. In addition, during the employment term, the Company shall (i) pay for the premium payments incurred in providing Mr. Hsieh with a term life insurance policy during the employment term in the amount of $3,500,000 and (ii) pay or reimburse Mr. Hsieh for actual, properly substantiated expenses incurred by Mr. Hsieh in connection with an annual physical examination in an amount not to exceed $2,000 per year. The Company will also reimburse Mr. Hsieh for up to $20,000 in legal fees and expenses incurred in connection with the review and negotiation of the Employment Agreement.

If Mr. Hsieh’s employment is terminated during the term of the Employment Agreement (i) by the Company without “Cause,” (ii) by Mr. Hsieh for “Good Reason” (each, as defined in Employment Agreement) or (iii) by reason of the Company’s failure to extend the term of the Employment Agreement at the end of the initial term or at the one-year extension period(s) thereafter, then, in addition to any accrued amounts owed, Mr. Hsieh would be entitled to receive (a) a lump sum payment totaling two times Mr. Hsieh’s Base Salary then in effect (or three times Mr. Hsieh’s Base Salary then in effect if such termination occurs within sixty days prior to or within twenty-four months following a Change in Control), (b) an amount equal to two times his target bonus (or three times his target bonus if such termination occurs within sixty days prior to or within twenty-four months following a Change in Control), (c) an amount equal to Mr. Hsieh’s prior year bonus (to the extent unpaid), (d) an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs, based on actual results and (e) if the termination occurs in 2017, an amount equal to 202,766 multiplied by the per share closing price of the Company’s stock on the last trading day immediately prior to the termination date. In addition, in the event of such a termination, Mr. Hsieh would be entitled to (a) continued coverage under the Company’s health and welfare plans for up to 24 months following the date of termination, (b) full vesting of each outstanding time-vesting Company equity and/or long-term incentive award held by Mr. Hsieh on the date of termination, and (c) vesting at “target” of any outstanding performance-based Company equity and/or long-term incentive awards held by Mr. Hsieh on the date of termination.

In the event that the Mr. Hsieh is terminated by reason of his death or disability, he will be entitled to receive, in addition to payment of accrued compensation and benefits through the date of termination, (i) an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs, based on actual results, as well as an amount equal to Mr. Hsieh’s prior year bonus (to the extent unpaid) and, if the termination occurs in 2017, an amount equal to 202,766 multiplied by the per share closing price of the Company’s stock on the last trading day immediately prior to the termination date, (ii) full vesting of each outstanding time-vesting Company equity and/or long-term incentive award held by Mr. Hsieh on the date of termination, and (iii) vesting at “target” of any outstanding performance-based Company equity and/or long-term incentive awards held by Mr. Hsieh on the date of termination.

Mr. Hsieh’s Employment Agreement includes 12 month restrictive covenants regarding noncompetition and nonsolicitation following its termination as well as confidentiality and nondisparagement obligations.

The foregoing description of the terms of Mr. Hsieh’s Employment Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Spirit Realty Capital, Inc. and Jackson Hsieh dated as of July 25, 2017

10.2	Restricted Stock Award Agreement between Spirit Realty Capital, Inc. and Jackson Hsieh

10.3	Performance Share Award Agreement between Spirit Realty Capital, Inc. and Jackson Hsieh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date July 25, 2017

Spirit Realty Capital, Inc.

By:	/s/ JAY YOUNG
Jay Young
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Spirit Realty Capital, Inc. and Jackson Hsieh dated as of July 25, 2017

10.2	Restricted Stock Award Agreement between Spirit Realty Capital, Inc. and Jackson Hsieh

10.3	Performance Share Award Agreement between Spirit Realty Capital, Inc. and Jackson Hsieh